Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-159415 and 333-161416) and on Form S-8 (Nos. 333-143909, 333-149262, and 333-163940) of FBR Capital Markets Corporation of our report dated March 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 15, 2011